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                                                                    Exhibit 23.2
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                        CONSENT OF INDEPENDENT AUDITORS
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We consent to the reference to our firm under the caption "Experts" in the
Registration Statement on Form S-3 for the registration of its common stock and to the incorporation by reference therein of our reports dated February 6, 1998, with respect to the consolidated financial statements and schedule of LHS Group Inc. incorporated by reference or appearing in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                              /s/ Ernst & Young LLP

Atlanta, Georgia
March 1, 1999